Filed Pursuant to Rule 424(b)(5)
Registration No. 333-161736

The information in this preliminary prospectus supplement is not complete and may be changed. The registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Preliminary Prospectus Supplement dated December 14, 2011

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 17, 2009)

         Units

Consisting of One Share of Common Stock and

a Warrant to Purchase          Shares of Common Stock

We are selling              units, with each unit consisting of one share of our common stock and a warrant to purchase          shares of our common stock (and an aggregate of          shares of our common stock issuable from time to time upon exercise of the offered warrants). The purchase price is $         per share of common stock and $         per warrant to purchase          shares of common stock, which together comprise the purchase price of $         per unit. Each warrant will have an exercise price of $0.001 per share, will be exercisable immediately after the date of issuance and will expire ten years from the date of issuance. The units will not be issued or certificated. The shares of common stock and the warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

Our common stock is listed on the Nasdaq Global Market under the symbol “OREX”. On December 13, 2011, the last reported sale price of our common stock on the Nasdaq Global Market was $1.62 per share. We do not intend to list the warrants on the Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page S-3 of this prospectus supplement.

	Per Share of Common Stock	Per Warrant to Purchase Shares of Common Stock	Total Per Unit	Total
Public offering price	$	$	$	$
Underwriting discounts and commissions	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

The underwriter may also purchase up to an additional              units at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement to cover overallotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The above summary of offering proceeds to us does not give effect to any exercise of the warrants being issued in this offering. The shares of common stock and warrants will be ready for delivery on or about December    , 2011.

Leerink Swann

Sole Book-Running Manager

The date of this prospectus supplement is December     , 2011

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated September 17, 2009 are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of units consisting of one share of our common stock and a warrant to purchase          shares of our common stock to certain investors. We provide information to you about this offering of our securities in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our securities.

In this prospectus supplement, unless the context otherwise indicates, the terms “Orexigen,” the “Company,” “we,” “our” and “us” or similar terms refer to Orexigen Therapeutics, Inc.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

ii

PROSPECTUS SUPPLEMENT SUMMARY

The items in the following summary are described in more detail later in this prospectus supplement and in the accompanying prospectus. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our securities. Therefore, you should read the entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section and other documents or information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making any investment decision.

Orexigen Therapeutics, Inc.

Overview

We are a biopharmaceutical company focused on the development of pharmaceutical product candidates for the treatment of obesity. Our lead combination product candidates targeted for obesity are Contrave®, which has completed Phase III clinical trials, and Empatic™, which has completed Phase II clinical trials. Each of these product candidates is a combination of generic drugs, which we have systematically screened for synergistic central nervous system activity. Each of the components of our product candidates has already received regulatory approval and has been commercialized previously. We are developing these combinations in an effort to demonstrate adequate efficacy and safety for potential regulatory approval. We have not yet received regulatory approval for either product candidate.

In January 2011, we received a complete response letter, or CRL, from the U.S. Food and Drug Administration, or FDA, concerning our previously-submitted New Drug Application, or NDA, for Contrave. A CRL is issued by the FDA when the review of an NDA is completed and questions remain that preclude the approval of the NDA in its current form. The CRL for Contrave indicated that the FDA could not approve the NDA in its present form primarily due to concerns regarding the cardiovascular safety profile of Contrave when used long term in a population of overweight and obese subjects. The CRL stated that before our NDA could be approved, we must conduct a randomized, double-blind, placebo-controlled trial of sufficient size and duration to demonstrate that the risk of major adverse cardiovascular events in overweight and obese subjects treated with Contrave does not adversely affect the drug’s benefit-risk profile. In September 2011, we received written correspondence detailing the FDA’s Office of New Drugs’, or OND, design requirements for a cardiovascular outcomes trial, or CVOT, for Contrave that would address the CRL. We believe that these design requirements are reasonable and feasible and provide the certainty required to reinitiate development of Contrave. Importantly, the FDA stated that if the interim analysis meets the specified criteria to exclude an unacceptable increased cardiovascular risk, the drug could be approved. Based on this new feedback from the FDA, our three near-term priorities for the Contrave program are to: (1) finalize the trial protocol with the FDA; (2) re-engage with parties that expressed interest in partnering the ex-North American markets for Contrave; and (3) implement the CVOT as soon as we are able. In November 2011, we held a meeting with the FDA to discuss details of the CVOT protocol and logistics for conducting the CVOT. The meeting included the directors of the OND, Office of Drug Evaluation II and the Division of Metabolic and Endocrine Products. We remain in agreement with the principal design features of the CVOT that were outlined in the letter received by the OND and disclosed by us on September 20, 2011. In addition, we were encouraged by the progress that was made with the FDA on the details of the protocol and trial logistics. Specific agreements were reached on many elements of the protocol, including details surrounding discontinuation from Contrave for significant, confirmed increases in blood pressure, or for patients that do not respond to Contrave by achieving a certain level of weight loss at week 16. We are incorporating feedback received at the meeting into a revised protocol, and plan to submit it to the FDA later in the month of December with the objective of initiating the CVOT late in the second quarter of 2012.

Corporate Information

We were incorporated in Delaware in September 2002. Our principal executive offices are located at 3344 N. Torrey Pines Court, Suite 200, La Jolla, California 92037. Our telephone number is (858) 875-8600. Our website address is www.orexigen.com. The information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering

Common stock offered	shares, plus shares of our common stock underlying the warrants offered pursuant to this offering.

Warrants offered	Each investor will receive a warrant to purchase up to shares of our common stock. Each warrant will have an exercise price of $0.001 per share, will be exercisable immediately after issuance and will expire ten years from the date of issuance. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise of the warrants.

Common stock to be outstanding after this offering	shares, or shares of our common stock if the warrants offered pursuant to this offering are exercised in full.

If the overallotment is exercised in full, shares, or shares of our common stock if the warrants offered pursuant to this offering are exercised in full.

Use of proceeds	We intend to use the net proceeds from this offering principally to fund the CVOT and for working capital and other general corporate purposes.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities.

Nasdaq Global Market symbol	OREX

The number of shares of common stock to be outstanding after this offering is based on 48,084,692 shares outstanding as of September 30, 2011, and excludes:

•	10,539,708 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2011, at a weighted average exercise price of $1.99 per share;

•	11,914,273 shares of common stock reserved for future issuance under our 2007 equity incentive award plan as of September 30, 2011; and

•	shares of common stock issuable upon the exercise of the warrants offered by us in this offering, at an exercise price of $0.001 per share.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase up to an additional         units to cover overallotments.

RISK FACTORS

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, before you make a decision to invest in our securities. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock and the value of the warrants to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Relating to This Offering

You will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity in the future, which may result in additional dilution to investors.

The price per share of our common stock and each share of our common stock underlying the warrants, which are being offered together as units, is considerably more than the net tangible book value per share of our outstanding common stock. Investors purchasing our securities in this offering will pay a price that substantially exceeds the value of our tangible assets after subtracting liabilities. As a result, investors will incur immediate dilution of $         per share, representing the difference in the pro forma net tangible book value per share of our common stock as of September 30, 2011 after giving effect to the offering of         units at the public offering price of $         per unit and the issuance of an aggregate of         shares of common stock upon the assumed exercise in full of the warrants issued pursuant to this offering, and after deducting underwriting discounts and commissions and estimated offering costs payable by us. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase units in this offering.

To the extent outstanding stock options are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional equity securities, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock and the warrants offered in this offering.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

We intend to use the net proceeds from this offering principally to fund the CVOT and for working capital and other general corporate purposes. However, our management team will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results, the market price of our common stock or the value of the warrants.

There is no public market for the warrants to purchase shares of our common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Global Market. Without an active market, the liquidity of the warrants will be limited.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the study design for, and the cost, timing and feasibility of, the CVOT;

•	the potential for resubmission of an NDA for Contrave based on interim results of the CVOT and the prospects for ultimate approval of the NDA;

•	the potential to complete a partnership or similar transaction for ex-North American rights to Contrave and maintain our existing North American collaboration with Takeda Pharmaceuticals;

•

our expected net proceeds from this offering, together with our existing cash and cash equivalents and accrued interest thereon, being sufficient to fund our operations through 2014 and enable us to complete the interim analysis from the CVOT, resubmit the NDA for Contrave to the FDA and receive potential approval of the NDA during that timeframe;

•	the safety and efficacy of our product candidates;

•	the goals of our development activities;

•	the scope of our intellectual property protection;

•	estimates of the potential markets for our product candidates; and

•	our operating and growth strategies, our industry, our projected cash needs, liquidity and capital resources and our expected future revenues, operations and expenditures.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “indicates,” “potential,” “assuming,” “designed,” “continue,” “seek,” “pro forma” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in the “Risk Factors” section and in other sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update publicly any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events, or for any other reason.

Before deciding to purchase our securities, you should read this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $         million from the sale of the units offered in this offering, after deducting the underwriting discounts and commissions and estimated offering costs payable by us and excluding the proceeds, if any, from the exercise of the warrants issued pursuant to this offering. If the underwriter exercises its overallotment option in full, the net proceeds of the units we sell in this offering will be approximately $         million.

We intend to use the net proceeds from this offering principally to fund the CVOT and for working capital and other general corporate purposes. Although it is difficult to predict future liquidity requirements, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents and accrued interest thereon, will be sufficient to fund our operations through 2014, during which time we anticipate completion of the interim analysis from the CVOT, resubmission of the NDA for Contrave to the FDA and potential approval of the NDA. The foregoing assumes FDA acceptance of the NDA as re-submitted by us and that no additional material requirements are imposed by the FDA during the review process.

The amounts actually spent for the above purposes may vary significantly and will depend on a number of factors, including the progress and timing of the CVOT as well as the amount of cash used in our operations. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DILUTION

If you invest in our units in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and each share of our common stock underlying the warrants, which are being offered together as units, and the net tangible book value per share of our common stock after this offering. As of September 30, 2011, our historical net tangible book value was $15.8 million, or $0.33 per share of common stock, based on 48,084,692 shares of our common stock outstanding at September 30, 2011. Our historical net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of our common stock outstanding as of September 30, 2011. On a pro forma basis after giving effect to our sale in this offering of         units at the public offering price of $         per unit and the issuance of an aggregate of         shares of common stock upon the assumed exercise in full of the warrants issued pursuant to this offering, and after deducting underwriting discounts and commissions and estimated offering costs payable by us, our pro forma net tangible book value as of September 30, 2011 would have been $        million, or $        per share of our common stock. This represents an immediate increase of net tangible book value of $        per share to our existing stockholders and an immediate dilution of $         per share to investors purchasing units in this offering. The following table illustrates this per share dilution.

Public offering price per share of common stock and each share of common stock underlying the warrants being offered together as units		$
Historical net tangible book value per share at September 30, 2011	$0.33
Increase per share attributable to investors purchasing units in this offering

Pro forma net tangible book value per share, as adjusted to give effect to this offering

Dilution to investors in this offering		$

For purposes of the above dilution calculation, we have assumed the exercise in full of the warrants being issued pursuant to this offering because the price per share of our common stock and each share of our common stock underlying the warrants that together constitute the units is approximately the same, as set forth on the cover page of this prospectus supplement. Therefore, investors are paying in full for the shares of common stock underlying the warrants upfront and the price payable of $0.001 per share upon exercise of the warrants is de minimis.

If the underwriter exercises in full its option to purchase         additional units at the public offering price of $        per unit, the pro forma net tangible book value after this offering would be $        per share of our common stock (calculated in the manner set forth above), representing an increase of pro forma net tangible book value of $        per share to our existing stockholders and an immediate dilution of $         per share to new investors purchasing units in this offering.

The number of shares of common stock to be outstanding after this offering is based on 48,084,692 shares outstanding as of September 30, 2011, and excludes:

•	10,539,708 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2011, at a weighted average exercise price of $1.99 per share; and

•	11,914,273 shares of common stock reserved for future issuance under our 2007 equity incentive award plan as of September 30, 2011.

To the extent outstanding stock options are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional equity securities, our then existing stockholders may experience dilution.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering         units, consisting of an aggregate of         shares of our common stock and warrants to purchase an aggregate of         shares of our common stock. Each unit consists of one share of our common stock and a warrant to purchase         shares of our common stock at an exercise price of $0.001 per share. Units will not be issued or certificated. The shares of common stock and the warrants are immediately separable and will be issued separately. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the offered warrants.

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the captions “Description of Common Stock” and “Description of Preferred Stock” starting on pages 18 and 20, respectively, of the accompanying prospectus.

Warrants

The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants.

Form. The warrants will be issued as individual warrant agreements to the investors. You should review a copy of the form of warrant, which will be filed with the SEC by us as an exhibit to a Current Report on Form 8-K in connection with this offering, for a complete description of the terms and conditions applicable to the warrants.

Exercisability. The warrants are exercisable at any time on or after their issuance, expected to be December     , 2011, and at any time up to the date that is ten years after issuance, expected to be December     , 2021. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice, and such holder will receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price. The holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. The holder may from time to time elect to increase or decrease this beneficial ownership percentage from 9.99% to any other percentage not in excess of either (i) 9.99% or (ii) 19.99% (with the maximum percentage be determined by the holder) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the warrants upon at least 61 days’ prior notice from the holder to us.

Exercise Price. Each warrant represents the right to purchase         shares of common stock at an exercise price equal to $0.001 per share, subject to adjustment as described below. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not plan on making an application to list the warrants on the Nasdaq Global Market, any other national securities exchange or other nationally recognized trading system.

Fundamental Transactions. If we consummate any merger, consolidation, sale or other reorganization event in which our common stock is converted into or exchanged for securities, cash or other property, then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such reorganization event.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

UNDERWRITING

Subject to the terms and conditions set forth in a purchase agreement among us and Leerink Swann LLC, which is acting as sole underwriter for this offering, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us all of the units offered by us in this offering.

The underwriter is offering the units, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the units, and other conditions contained in the purchase agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The purchase agreement provides that we will indemnify the underwriter against liabilities specified in the purchase agreement under the Securities Act, or will contribute to payments that the underwriters may be required to make relating to these liabilities.

The underwriter expects to deliver the shares of common stock and warrants on or about December     , 2011.

Commissions and Discounts

The underwriter proposes initially to offer the units to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $        per unit. The underwriter may allow, and the dealers may reallow, a discount not in excess of $        per unit to other dealers. After the public offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price per unit, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriter of its overallotment option.

	Per Unit	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

The expenses of the offering that are payable by us are estimated to be $        (excluding underwriting discounts and commissions).

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the units offered hereby.

Overallotment Option

We have granted an option to the underwriter to purchase up to         additional units at the public offering price, less the underwriting discount. The underwriter may exercise this option for 30 days from the date of this prospectus solely to cover any overallotments. If the underwriter exercises this option, it will be obligated, subject to conditions contained in the purchase agreement, to purchase a number of additional units.

Lock-Up Agreements

We and our officers and directors have agreed, subject to certain exceptions, not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, other than the securities which we may sell in this offering, for 45 days after the date of this prospectus supplement without first obtaining the written consent of Leerink Swann. Specifically, we and these other individuals have agreed not to directly or indirectly

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any common stock, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock, whether any such swap or transaction described in this list is to be settled by delivery of shares or other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph do not apply to:

•

transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions,

•	transfers of shares of common stock or any security convertible into common stock as a bona fide gift,

•

transfers of shares of common stock or any security convertible into common stock either during the individual’s lifetime or upon death by will or intestate succession to the immediate family of the individual or to a trust the beneficiaries of which are exclusively the individual and/or a member or members of his immediate family,

•

sales or transfers of common stock made pursuant to any trading plan established pursuant to Rule 10b5-1 of the Exchange Act for the transfer of shares of common stock that has been entered into by the individual prior to the date of the agreement, or

•

the entry into any trading plan established pursuant to Rule 10b5-1 of the Exchange Act, provided that no sales or other dispositions may occur under such plan until the expiration of the restricted period.

The 45-day restricted period in all of the agreements is subject to extension if (i) during the last 17 days of the restricted period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions imposed in these lock-up agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the underwriter waives the extension in writing.

Passive Market Making

In connection with the offering, the underwriters may engage in passive market making transactions in the common stock on The NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion and distribution. A passive market-maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market-maker’s bid, that bid must be lowered when specified purchase limits are exceeded.

Short Sales, Stabilizing Transactions and Penalty Bids

In order to facilitate this offering, persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock during and after this offering. Specifically, the underwriters may engage in the following activities in accordance with the rules of the SEC.

Short sales. Short sales involve the sales by the underwriters of a greater number of shares than they are required to purchase in the offering. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

Stabilizing transactions. The underwriters may make bids for or purchases of the shares for the purpose of pegging, fixing, or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

Penalty bids. If the underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering. Stabilization and syndicate covering transactions may cause the price of the shares to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages presales of the shares.

The transactions above may occur on The NASDAQ Global Market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. If these transactions are commenced, they may be discontinued without notice at any time.

Electronic Offer, Sale and Distribution of Units

A prospectus supplement in electronic format will be made available on the website maintained by the underwriter. Other than the prospectus supplement in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part.

Other Relationships

In addition, the underwriter and its affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by our counsel, Latham & Watkins LLP, San Diego, California. The underwriter is being represented in connection with this offering by Ropes & Gray LLP, San Francisco, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 and the effectiveness of our internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You can request copies of this information by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We also maintain a website at www.orexigen.com through which you can access our filings with the SEC. The information contained in, or accessible through, our website is not a part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	our annual report on Form 10-K for the year ended December 31, 2010, which was filed on March 11, 2011;

•

our quarterly reports on Form 10-Q for the quarter ended March 31, 2011, which was filed on May 9, 2011, the quarter ended June 30, 2011, which was filed on August 8, 2011, and the quarter ended September 30, 2011, which was filed on November 8, 2011;

•	our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed on April 27, 2011;

•

our current reports on Form 8-K filed on January 20, 2011, February 1, 2011, February 10, 2011, February 17, 2011, March 7, 2011, June 3, 2011 (as amended by the 8-K/A filed on October 13, 2011), June 14, 2011, September 20, 2011, October 3, 2011, November 1, 2011 (as amended by the 8-K/A filed on November 3, 2011) and December 14, 2011; and

•

the description of our common stock contained in our registration statement on Form 8-A, which was filed on April 18, 2007, including any amendments or reports filed for the purpose of updating the description.

These documents may also be accessed on our website at www.orexigen.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents, by writing or telephoning us at the following address:

Orexigen Therapeutics, Inc.

3344 N. Torrey Pines Court, Suite 200

La Jolla, California 92037

(858) 875-8600

Attn: Corporate Secretary

PROSPECTUS

$150,000,000

Debt Securities

Preferred Stock

Common Stock

Debt Warrants

Equity Warrants

We may from time to time offer to sell any combination of debt securities, preferred stock, common stock, debt warrants and equity warrants described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $150,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on the Nasdaq Global Market under the symbol “OREX.” On September 3, 2009, the closing price of our common stock was $7.80.

Investing in our securities involves risks. See “ Risk Factors ” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 17, 2009

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

ABOUT OREXIGEN

We are a biopharmaceutical company focused on the development of pharmaceutical product candidates for the treatment of obesity. Our lead combination product candidates targeted for obesity are Contrave®, which has completed Phase 3 clinical trials, and Empatic™, which is in the later stages of Phase 2 clinical development. Each of these product candidates is a combination of generic drugs, which we have systematically screened for synergistic central nervous system activity. Each of the components of our product candidates has already received regulatory approval and has been commercialized previously. In July 2009, we publicly announced the results of the remaining Phase 3 clinical trials for Contrave. We expect to submit a new drug application with the U.S. Food and Drug Administration in the first half of 2010. We have not yet received regulatory approval for any product candidate.

We were incorporated in Delaware in September 2002. Our principal executive offices are located at 3344 N. Torrey Pines Ct., Suite 200, La Jolla, California 92037. Our telephone number is (858) 875-8600. Our web site address is www.orexigen.com . The information on or accessible through our website is not part of this prospectus. Unless the context requires otherwise, references in this prospectus to “Orexigen,” “we,” “us” and “our” refer to Orexigen Therapeutics, Inc.

We have received U.S. Trademark Registration No. 3396021 for our corporate logo for use in connection with pharmaceutical preparations and substances for the treatment of obesity, inducement of weight loss and prevention of weight gain. We have obtained trademark registrations in Canada, Europe and Japan for the same mark. In addition, we have received U.S. Trademark Registration No. 3396807 for our corporate name

OREXIGEN for use in connection with pharmaceutical preparations for the treatment of disorders of the central nervous system, printed instructional, educational and teaching materials in the field of treatment and management of disorders of the central nervous system, and providing medical information in the field of disorders of the central nervous system. We have obtained trademark registrations in Canada, Europe and Japan for the same mark. We have obtained foreign trademark registrations for the corporate name Orexigen Therapeutics, Inc. in Europe and Japan. We have received U.S. Trademark Registration No. 3393576 for the mark CONTRAVE for use in connection with pharmaceutical preparations for use in the treatment of obesity and inducing weight loss. An application for the CONTRAVE mark remains pending in the United States in connection with certain printed materials and medical information services. We have also obtained foreign trademark registrations for the mark CONTRAVE in Europe and Japan and an application for this mark is pending in Canada. We have received a Notice of Allowance from the U.S. Patent and Trademark Office for the intent-to-use trademark application for the mark EMPATIC for use in connection with pharmaceutical preparations for the treatment of obesity and inducing weight loss, various printed materials, and medical information services. Foreign trademark registrations have issued in Europe and Japan for the mark EMPATIC, and an application remains pending in Canada. All other trademarks, service marks or trade names appearing in this prospectus are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

RISK FACTORS

You should carefully consider the specific risks set forth under “Risk Factors” in the applicable prospectus supplement, under “Risk Factors” under Item 1A of Part I of our annual report on Form 10-K for the year ended December 31, 2008, and under “Risk Factors” under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, each of which are incorporated by reference in this prospectus, before making an investment decision.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to statements about:

•	the safety and efficacy of our product candidates;

•	the progress and timing of clinical trials;

•	the goals of our development activities;

•	the scope of our intellectual property protection;

•	estimates of the potential markets for our product candidates;

•	estimates of the capacity of manufacturing and other facilities to support our product candidates; and

•	our operating and growth strategies, our industry, our projected cash needs, liquidity and capital resources and our expected future revenues, operations and expenditures.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors”. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors incorporated by reference herein, in addition to the other information set forth in this prospectus and in the documents incorporated by reference herein.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for preparation of our new drug application and pre-commercialization activities for our lead product candidate, Contrave, continued clinical development of our other product candidate, Empatic, and for working capital and other general corporate purposes. Pending the uses described above, we plan to invest the net proceeds of this offering in short- and medium-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

RATIO OF EARNINGS TO FIXED CHARGES

The following summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus. Our ratio of earnings to fixed charges for each of the years ended December 31, 2004 to 2008 and the six months ended June 30, 2009 was as follows:

	Year Ended December 31,					Six Months Ended June 30, 2009
	2004	2005	2006	2007	2008
	(in thousands)
Ratio of earnings to fixed charges(1)	—	—	—	—	—	—
Deficiency of earnings available to cover fixed charges	$(7,693)	$(12,089)	$(27,504)	$(57,767)	$(93,240)	$(37,109)

(1)	For purposes of computing this ratio of earnings to fixed charges, fixed charges consist of interest expense and estimated interest component of rent and earnings consist of loss before income taxes plus fixed charges. In each of the periods presented, earnings were insufficient to cover fixed charges. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding as of the date of this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	through agents; and/or

•	directly to one or more purchasers.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be issued under one or more separate indentures to be entered into between us and a trustee to be identified in the applicable prospectus supplement. This prospectus, together with its prospectus supplement, will describe all the material terms of a particular series of debt securities.

The following is a summary of the most important provisions and definitions of the indenture. For additional information, you should look at the indenture that is filed as an exhibit to the registration statement which includes the prospectus.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indenture, though such amount shall be limited by the aggregate principal amount of securities that we may sell under this prospectus. The prospectus supplement will set forth:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, premium and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series.

Unless otherwise specified in the prospectus supplement:

•	the debt securities will be registered debt securities; and

•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 and any integral multiple thereof.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•

the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case, we fail to appoint a successor qualified to act as a depositary within 90 days of such event;

•	we execute and deliver to the trustee a certificate that such global security shall be exchangeable;

•	an event of default is continuing; or

•	any other circumstances described in a prospectus supplement occur.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the indentures.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor is a U.S. corporation, limited liability company, partnership, trust or other entity;

•	the successor assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1) failure to pay principal of or any premium on any debt security of that series when due;

(2) failure to pay any interest on any debt security of that series within 30 days following the due date;

(3) default in the performance or breach of any covenant or warranty in the indenture continued for 90 days after being given the notice required in the indenture;

(4) our bankruptcy, insolvency or reorganization; and

(5) any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (4) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of and accrued and unpaid interest, if any, on the debt securities of that series to be due and payable immediately.

If an event of default described in clause (4) above shall occur, the principal amount of and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, by written notice to us and the trustee, rescind and annul such declaration if all events of default, other than the non-payment of accelerated principal and interest, if any, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee satisfactory indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding with respect to the indentures, or to appoint a receiver or a trustee, or to any other remedy under the indentures, unless:

(1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders, however, have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, we and the trustee may make modifications and amendments to the indenture (including, without limitation, through consents obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a purchase of, or tender offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment or modify any of the redemption provisions of any debt security.

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indentures:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to provide for the assumption of our obligations to holders of any debt security in the case of a merger or consolidation or sale of all or substantially all of our assets;

•	to make any change that would provide any additional rights or benefits to the holders of securities or that does not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the Commission in order to effect or maintain the qualification of an indenture under the Trust Indenture Act of 1939;

•

to conform the text of the indentures to any provision of the Description of Debt Securities to the extent that such provision in the Description of Debt Securities was intended to be a verbatim recitation of a provision of the indentures;

•	to provide for the issuance of additional securities in accordance with the limitations set forth in the indenture as of the date of the indenture;

•	to allow any guarantor to execute a supplemental indenture with respect to debt securities and to release guarantors in accordance with the terms of the indenture; or

•	to add additional obligors under the indenture and the securities.

The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we irrevocably deposit with the trustee enough cash to pay all principal, interest and any premium due on the stated maturity date or redemption date of the debt securities.

The indenture contains a provision that, unless otherwise provided by the terms of the applicable series of debt securities, permits us to elect:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

•

to be released from our obligations under the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement, and from the consequences of a default or event of default resulting from a breach of all covenants other than the obligation to pay principal and interest.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and any premium on the debt securities. This deposit may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on the debt securities, the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

Subordinated Debt Securities

Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness (except that the trustee may make payments to holders of monies deposited with it as described under “Satisfaction and Discharge; Defeasance”). The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries, if any.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of senior indebtedness. In the event of any acceleration of subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution (except that holders of notes may receive and retain subordinated debt securities and payments made from either of the trusts described under “Satisfaction and Discharge; Defeasance”). The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

We may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•

a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•

a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities:

•	in the case of a payment default, upon the date on which such default is cured, waived or ceases to exist; and

•

in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured, waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, any premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full of all unpaid senior indebtedness in cash or payment satisfactory to the holders of senior indebtedness (except that the trustee may make payments to holders of monies deposited with it as described under “Satisfaction and Discharge; Defeasance”).

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

As of December 31, 2008, we had approximately $16.9 million of senior indebtedness outstanding under a credit and security agreement we entered into with Merrill Lynch Capital in December 2006 and amended in July 2007 and November 2007. The credit and security agreement, as amended, was subsequently assigned to GE Healthcare Financial Services. Amounts borrowed under the agreement are collateralized by substantially all of our assets other than, subject to certain limited exceptions, intellectual property. Until the outstanding obligations under the agreement are paid in full or for so long as GE Healthcare Financial Services may have any commitment to make any credit extensions under the agreement, subject to certain exceptions, we are restricted from incurring any indebtedness without the consent of GE Healthcare Financial Services. No additional amounts can be drawn down under this agreement.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1) all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4) all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5) all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;

(6) all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7) any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•

indebtedness that expressly provides that it shall not be senior in right of payment to the subordinated debt securities or expressly provides that it is on the same basis or junior to the subordinated debt securities;

•	our indebtedness to any of our majority-owned subsidiaries, if any; and

•	the subordinated debt securities.

“designated senior indebtedness” means any of our senior indebtedness that expressly provides that it is “designated senior indebtedness” for purposes of the indenture (provided that the instrument, agreement or other document creating or evidencing such senior indebtedness may place limitations and conditions on the right of such senior indebtedness to exercise the rights of designated senior indebtedness).

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, or certificate of incorporation, and Amended and Restated Bylaws, or bylaws, copies of which are on file with the Commission as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”

General

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. As of June 30, 2009, we had 34,661,541 shares of common stock outstanding. As of June 30, 2009, we had an aggregate of 6,796,583 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our 2007 Equity Incentive Award Plan and 2004 Stock Plan, and an aggregate of 1,080,549 shares of common stock reserved for issuance pursuant to future grants under our 2007 Equity Incentive Award Plan. In addition, in July 2009 we completed a public offering of 11,500,000 shares of common stock, which is not reflected in the number of shares of common stock outstanding as of June 30, 2009.

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Dividends

Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds.

Liquidation

Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities of our company, subject to the prior rights of any preferred stock then outstanding.

Rights and Preferences

Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock.

Fully Paid and Nonassessable

All outstanding shares of common stock are, and the common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Registration Rights

Investors’ Rights Agreement

As of the date of this prospectus, the holders of approximately 13,976,281 shares of common stock are entitled to rights with respect to the registration of these shares under the Securities Act. These shares are referred to as registrable securities. Under the terms of the agreement between us and the holders of the registrable securities, as amended, if we propose to register any of our securities under the Securities Act, these holders are entitled to notice of such registration and are entitled to include their shares of registrable securities in our registration. These holders are also entitled to demand registration, pursuant to which they may require us to use our best efforts to register their registrable securities under the Securities Act at our expense, up to a maximum of two such registrations. Holders of registrable securities may also require us to file an unlimited number of additional registration statements on Form S-3 at our expense so long as the holders propose to sell registrable securities of at least $1.0 million and we have not already filed two such registration statements on Form S-3 in the previous 12 months.

All of these registration rights are subject to certain conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in such registration and our right not to effect a requested registration 30 days prior to or 90 days after an offering of our securities, including this offering. These registration rights will continue following this offering and will terminate upon the earlier of May 2013 or for any particular holder, at such time when all securities held by that stockholder subject to registration rights may be sold in a transaction or series of transactions within one trading day pursuant to Rule 144 under the Securities Act. These registration rights have been waived by all of the holders thereof with respect to this offering.

Certificate of Incorporation and Bylaw Provisions

See “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws—Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law” for a description of provisions of our certificate of incorporation and bylaws which may have the effect of delaying changes in our control or management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK

We currently have authorized 10,000,000 shares of preferred stock, $0.001 par value per share. As of the date of this prospectus, we did not have any shares of preferred stock outstanding.

General

Prior to issuance of shares of each series of our undesignated preferred stock, our board of directors is required by the Delaware General Corporate Law, or DGCL, and our certificate of incorporation to adopt resolutions and file a Certificate of Designations with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

Subject to limitations prescribed by the DGCL, our certificate of incorporation and our bylaws, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors. Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange or market;

•

the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;

•	the terms and conditions, if applicable, upon which preferred stock will be exchangeable into our debt securities, including the exchange price, or its manner of calculation, and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Unless otherwise specified in the prospectus supplement, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, the preferred stock will rank:

•

senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us;

•

on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us; and

•

junior to all equity securities issued by us the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

As used for these purposes, the term “equity securities” does not include convertible debt securities.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue debt warrants to purchase debt securities, as well as equity warrants to purchase common stock or preferred stock. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence, and the date on which this right will expire;

•	the maximum or minimum number of debt warrants which may be exercised at any time;

•	a discussion of any material Federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of debt warrants.

Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The applicable prospectus supplement will describe the following terms of equity warrants offered:

•	the title of the equity warrants;

•	the securities (i.e., common stock or preferred stock) for which the equity warrants are exercisable;

•	the price or prices at which the equity warrants will be issued;

•

if applicable, the designation and terms of the common stock or preferred stock with which the equity warrants are issued, and the number of equity warrants issued with each share of common stock or preferred stock;

•	if applicable, the date on and after which the equity warrants and the related common stock or preferred stock will be separately transferable;

•	if applicable, a discussion of any material Federal income tax considerations; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of equity warrants.

Prior to exercise of the equity warrants, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. No adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property in its entirety or substantially in its entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to such transaction.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE

COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings

Our charter documents provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or president, or by a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

Election and Removal of Directors

Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Amendment of Charter Provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least 66 2/3 % of our then outstanding common stock.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

LEGAL MATTERS

Latham & Watkins LLP, San Diego, California, will issue an opinion about certain legal matters with respect to the securities.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the DGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. The rules and regulations of the Commission allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information from the Public Reference Room of the Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the Commission. The address of that website is www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	our annual report on Form 10-K for the year ended December 31, 2008, which was filed on March 13, 2009;

•	our quarterly report on Form 10-Q for the quarter ended June 30, 2009, which was filed on August 7, 2009, and the quarter ended March 31, 2009, which was filed on May 8, 2009;

•	our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed on April 29, 2009;

•	our current reports on Form 8-K filed on January 29, 2009, February 4, 2009, March 2, 2009, April 1, 2009, April 29, 2009, June 11, 2009, July 20, 2009 and July 27, 2009; and

•	the description of our common stock contained in our registration statement on Form 8-A, filed on April 18, 2007, including any amendments or reports filed for the purpose of updating the description.

These documents may also be accessed on our website at www.orexigen.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:

Orexigen Therapeutics, Inc.

3344 N. Torrey Pines Ct., Suite 200

La Jolla, California 92037

Attention: Corporate Secretary

(858) 875-8600

        Units

Consisting of One Share of Common Stock and

a Warrant to Purchase          Shares of Common Stock

Leerink Swann

December     , 2011